Exhibit 99.1
THE HOME DEPOT ANNOUNCES FIRST QUARTER RESULTS
ATLANTA, May 19, 2009 — The Home Depot®, the world’s largest home improvement retailer, today reported first quarter of fiscal 2009 net earnings of $514 million, or $0.30 per diluted share, compared with net earnings of $356 million, or $0.21 per diluted share, in the same period in fiscal 2008.
First quarter of 2009 results reflect a net impact to operating profit of $117 million related to the closing of the EXPO businesses. In the first quarter of 2008, the Company’s reported results included charges of $543 million associated with the Company’s store rationalization plan. On an adjusted basis, the Company reported first quarter of fiscal 2009 net earnings of $587 million, or $0.35 per diluted share, compared to adjusted net earnings of $697 million, or $0.41 per diluted share, in the same period of fiscal 2008.
Sales for the first quarter totaled $16.2 billion, a 9.7 percent decrease from the first quarter of fiscal 2008. Comparable store sales for the first quarter were negative 10.2 percent, and comp sales for U.S. stores were negative 8.6 percent.
“Our markets, and the consumer in general, remain under pressure,” said Frank Blake, chairman & CEO. “But we continue to make progress on improving our business as evidenced by stronger customer satisfaction ratings.
“I want to thank our associates for their hard work and dedication. It is their efforts that enable us to deliver these results.”
The Company reaffirmed its guidance for fiscal 2009 of sales down 9 percent with negative comparable store sales in the high single digit area and earnings per share from continuing operations down 7 percent.
On June 10 at 8:30 a.m. ET, the Company will hold its Investor and Analyst Conference to update the investment community on key areas of the business. All presentations will be webcast live at homedepot.com in the Investor Relations section.
The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com in the Investor Relations section.

At the end of the first quarter, the Company operated a total of 2,238 retail stores, which included 1,973 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico, the territory of the U.S. Virgin Islands and the territory of Guam), 178 stores in Canada, 75 stores in Mexico and 12 stores in China. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index. HDE
To provide clarity about the Company’s operating performance for the recently completed fiscal quarter, the Company supplemented its reporting of net earnings and earnings per share with non-GAAP measurements to reflect the impact of the store rationalization charge, business rationalization charges, and related restructuring charges. The Company believes such non-GAAP measurements provide management and investors with meaningful information to understand and analyze the Company’s performance. However, this supplemental information should not be considered in isolation or as a substitute for the GAAP measurements. A reconciliation of the supplemental information to the comparable GAAP measurements can be found in the attached schedule.
Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, impact of cannibalization, store openings and closures, state of the economy, state of residential construction, housing and home improvement markets, commodity price inflation and deflation, implementation of store initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, capital allocation and expenditures, liquidity, return on invested capital, management of the Company’s purchasing or customer credit policies, the effect of charges, the planned recapitalization of the Company, timing of the completion of such recapitalization, the ability to issue debt on terms and at rates acceptable to us and financial outlook. Such forward-looking statements are based on currently available information and current assumptions, expectations and projections about future events. You are cautioned not to place undue reliance on our forward-looking statements. Such statements are not guarantees of future performance and are subject to future events, risks and uncertainties — many of which are beyond our control or are currently unknown to us — as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Such risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 1, 2009.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update such statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Paula Drake
Vice President of Investor Relations	Sr. Manager, Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MAY 3, 2009 AND MAY 4, 2008
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase
	5-3-09	5-4-08	(Decrease)
NET SALES	$16,175	$17,907	(9.7)%
Cost of Sales	10,725	11,835	(9.4)

GROSS PROFIT	5,450	6,072	(10.2)

Operating Expenses:
Selling, General and Administrative	4,042	4,900	(17.5)
Depreciation and Amortization	428	444	(3.6)

Total Operating Expenses	4,470	5,344	(16.4)

OPERATING INCOME	980	728	34.6

Interest (Income) Expense:
Interest and Investment Income	(5)	(3)	66.7
Interest Expense	180	167	7.8

Interest, net	175	164	6.7

EARNINGS BEFORE PROVISION FOR INCOME TAXES	805	564	42.7

Provision for Income Taxes	291	208	39.9

NET EARNINGS	$514	$356	44.4%

Weighted Average Common Shares	1,683	1,679	0.2%
BASIC EARNINGS PER SHARE	$0.31	$0.21	47.6

Diluted Weighted Average Common Shares	1,689	1,683	0.4%
DILUTED EARNINGS PER SHARE	$0.30	$0.21	42.9

	Three Months Ended		% Increase
SELECTED HIGHLIGHTS	5-3-09	5-4-08	(Decrease)
Number of Customer Transactions	310	314	(1.3)%
Average Ticket (actual)	$52.67	$57.36	(8.2)
Weighted Average Weekly Sales per Operating Store (in thousands)	$552	$616	(10.4)
Square Footage at End of Period	235	237	(0.8)
Capital Expenditures	$172	$449	(61.7)
Depreciation and Amortization (1)	$453	$474	(4.4)%

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MAY 3, 2009, MAY 4, 2008 AND FEBRUARY 1, 2009
(Amounts in Millions)

	5-3-09	5-4-08	2-1-09
	(Unaudited)	(Unaudited)	(Audited)

ASSETS
Cash and Short-Term Investments	$2,220	$779	$525
Receivables, net	1,283	1,571	972
Merchandise Inventories	11,428	12,637	10,673
Other Current Assets	1,383	1,353	1,192

Total Current Assets	16,314	16,340	13,362

Property and Equipment, net	25,894	27,113	26,234
Goodwill	1,134	1,210	1,134
Other Assets	425	933	434

TOTAL ASSETS	$43,767	$45,596	$41,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-Term Debt	$—	$495	$—
Accounts Payable	6,901	7,861	4,822
Accrued Salaries and Related Expenses	1,077	1,029	1,129
Current Installments of Long-Term Debt	1,768	300	1,767
Other Current Liabilities	3,802	4,434	3,435

Total Current Liabilities	13,548	14,119	11,153

Long-Term Debt	9,667	11,339	9,667
Other Long-Term Liabilities	2,558	2,432	2,567

Total Liabilities	25,773	27,890	23,387

Total Stockholders’ Equity	17,994	17,706	17,777

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,767	$45,596	$41,164

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)
FOR THE THREE MONTHS ENDED MAY 3, 2009 AND MAY 4, 2008
(Unaudited)
(Amounts in Millions Except Per Share Data)

	Three Months Ended 5-3-09
			As Adjusted
	Actuals	Adjustments(1)	(Non-GAAP)

Net Sales	$16,175	$221	$15,954
Gross Profit	5,450	29	5,421
Total Operating Expenses	4,470	146	4,324
Operating Income	980	(117)	1,097
Net Earnings	$514	$(73)	$587

Diluted Earnings Per Share	$0.30	$(0.04)	$0.35

	Three Months Ended 5-4-08
			As Adjusted
	Actuals	Adjustments(1)	(Non-GAAP)

Net Sales	$17,907	$—	$17,907
Gross Profit	6,072	(10)	6,082
Total Operating Expenses	5,344	533	4,811
Operating Income	728	(543)	1,271
Net Earnings	$356	$(341)	$697

Diluted Earnings Per Share	$0.21	$(0.20)	$0.41

Note:	Certain amounts in Diluted Earnings Per Share may not foot due to rounding.

(1)	Adjustments are comprised of store rationalization charges related to closing of 15 stores and the removal of 50 stores from our future growth pipeline, business rationalization charges related to the exit of EXPO, THD Design Center, Yardbirds and HD Bath businesses, as well as net sales of those exited businesses during the period from closing announcement to actual closing, and charges related to restructuring of support functions.